UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): November 5, 2006
                               (October 31, 2006)

                          ARC Wireless Solutions, Inc.
                          ----------------------------
             (Exact name of registrant as specified in its charter)

                                      Utah
                                      ----
                 (State or Other Jurisdiction of Incorporation)

          000-18122                                  87-0454148
          ---------                                  ----------
   (Commission File Number)             (IRS Employer Identification Number)


                             10601 West 48th Avenue
                           Wheat Ridge, Colorado 80033
                           ---------------------------
           (Address of principal executive offices including zip code)

                                 (303) 421-4063
                                 --------------
              (Registrant's telephone number, including area code)

                                       N/A
                                       ---
                 (Former address, if changed since last report)

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Item 2.01  Completion of Acquisition or Disposition of Assets.

As previously reported on August 2, 2006 on a Current Report on Form 8-K/A, ARC Wireless Solutions, Inc. (the "Company") executed a Stock Purchase Agreement ("Purchase Agreement") with Bluecoral Limited ("Bluecoral"), an Irish company, for the sale of the Company's wholly-owned subsidiary, Winncom Technologies Corp. ("Winncom"), to Bluecoral for $17,000,000 in cash. On October 31, 2006, the shareholders of the Company approved the sale of Winncom to Bluecoral and all other terms and conditions under the Purchase Agreement were satisfied. The parties then consummated the sale of Winncom effective as of October 31, 2006. In accordance with the terms of the Purchase Agreement, the parties have agreed to indemnify each other for certain matters related to, or breaches of, the Purchase Agreement.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the sale of Winncom, Gregory E. Raskin did not stand for reelection to the Company's Board of Directors and upon shareholder approval of the sale, was replaced as the Company's President effective October 31, 2006 by the Company's current Chief Executive Officer, Randall Marx.

Mr. Marx, age 54, became the Company's President effective October 31, 2006, the Company's Chief Executive Officer in February 2001 and has served as a Director since May 1990. He also has been Chairman of the Company's Board of Directors since February 2001. Mr. Marx served as the Company's Chief Executive Officer from November 1991 until July 2000, as Treasurer from December 1994 until June 30, 2000 and as Director of Acquisitions from July 2000 until February 2001. From 1983 until 1989, Mr. Marx served as President of THT Lloyd's Inc., Lloyd's Electronics Corp. and Lloyd's Electronics Hong Kong Ltd., international consumer electronics companies. Lloyd's Electronics had domestic revenues of $100 million and international revenues of $30 million with over 400 employees worldwide. As CEO and President of THT Lloyd's Inc., a $10 million electronics holding company, Mr. Marx supervised the purchase of the Lloyd's Electronics business from Bacardi Corp. in 1986. As CEO and President of Lloyd's Electronics, Mr. Marx was directly responsible for all domestic and international operations including marketing, financing, product design and manufacturing with domestic offices in New Jersey and Los Angeles and international offices in Hong Kong, Tokyo and Taipei. Mr. Marx also is a member of the Board of Directors of InfoSonics Corporation, the stock of which is publicly traded.

Item 7.01  Regulation FD Disclosure.

On November 2, 2006, the Company issued a press release entitled "Announcing the Closing of the Sale of Winncom Technologies Corp." A copy of the press release is attached hereto as Exhibit 99.1.

In accordance with the General Instruction B.2 of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by referenced in any filing.

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Item 9.01  Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The tables included in Exhibit 99.2 set forth the Company's (i) unaudited pro forma consolidated statements of operations for the fiscal year ended December 31, 2005 and the six months ended June 30, 2006 after giving effect to the sale of Winncom, as of the beginning of each respective period; and (ii) an unaudited pro forma consolidated balance sheet as of June 30, 2006, after giving effect to the sale of Winncom as of that date.

These unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the Company sold Winncom as of the dates indicated or of the operating results or financial position of any future period. These unaudited pro forma consolidated financial statements and the accompanying notes should be read together with:

     o The Company's consolidated financial statements and accompanying notes as of and for the year ended December 31, 2005, and the Section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2005.

     o The Company's consolidated financial statements and accompanying notes as of and for the six months ended June 30, 2006, and the Section entitled "Management's Discussion and Analysis of o Financial Condition and Results of Operations" contained in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.

(d) Exhibits.

Exhibit Number      Exhibit Title
--------------      -------------

99.1 Press Release Dated November 2, 2006 Announcing the Closing of the Sale of Winncom Technologies Corp.

99.2                Unaudited Pro Forma Consolidated Financial Statements.







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



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ARC WIRELESS SOLUTIONS, INC.


Date: November 5, 2006                    By: /s/ Monty R. Lamirato
                                          -------------------------
                                          Monty R. Lamirato
                                          Chief Financial Officer















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                                  EXHIBIT INDEX

Exhibit Number      Exhibit Title
--------------      -------------

99.1 Press Release Dated November 2, 2006 Announcing the Closing of the Sale of Winncom Technologies Corp.

99.2                Unaudited Pro Forma Consolidated Financial Statements.